UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

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Bright Mountain Acquisition Corporation

(Exact name of registrant as specified in its charter)

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Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-998-2440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

Committees of the board of directors

On May 22, 2015 the board of directors of Bright Mountain Acquisition Corporation created an Audit Committee and a Compensation Committee, both comprised of independent directors. Mr. Charles Lichtman and Dr. Randolph Pohlman were appointed to the Audit Committee and Messrs. Todd Davenport and Richard Rogers were appointed to the Compensation Committee. We expect to adopt charters for these committees in the near future.

2015 Stock Option Plan

On May 22, 2015, our board of directors authorized our 2015 Stock Option Plan (the “2015 Plan”). The purpose of the 2015 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the 2015 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options. We have reserved for issuance an aggregate of 1,000,000 shares of common stock under the 2015 Plan. The maximum aggregate number of shares of our common stock that will be subject to grants made under the 2015 Plan to any individual during any calendar year is 100,000 shares. Our board of directors will administer the 2015 Plan until such time as such authority has been delegated to a committee of the board of directors. The material terms of each option granted pursuant to the 2015 Plan will contain the following terms: (i) that the purchase price of each share purchasable under an incentive option shall be determined by the Committee at the time of grant, (ii) the term of each option shall be fixed by the Committee, but no option shall be exercisable more than 10 years after the date such option is granted and (iii) in the absence of any option vesting periods designated by the Committee at the time of grant, options shall vest and become exercisable in terms and conditions, consistent with the 2015 Plan, as may be determined by the Committee and specified in the grant instrument.

As of the date of this report, our board of directors has not made any grants under the 2015 Plan. The foregoing description of the terms and conditions of the 2015 Plan is qualified in its entirety by reference to the plan which is filed as Exhibit 10.36 to this report.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.36	2015 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Acquisition Corporation

Date: May 27, 2015	By:	/s/ Annette Casacci
Annette Casacci, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.36	2015 Stock Option Plan.